                    R.R. Hawkins & Associates International, a Professional Service Corporation

                                                    DOMESTIC & INTERNATIONAL BUSINESS CONSULTING

A superior method to building big business…”

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  for   DMP Holdings Inc., we hereby consent to the incorporation by reference in this Form S-1 Statement of our report, relating to the operating segments and schedule of accounts receivable of DMP Holdings Inc. as of December 31, 2008, 2007, and 2006.  Out audit report is dated November 2, 2009.

/s/ R.R. Hawkins & Associates International, PSC

November 25, 2009

Los Angeles, CA

Corporate Headquarters

Indianapolis Office

5777 W. Century Blvd.  , Suite No. 1500

450 E. 96th Street, Suite No. 500

Los Angeles, CA 90045

Indianapolis, IN 46240

T: 310.553.5707  F: 310.553.5337

T: 317-581-6385 F: 317-581-6386

www.rrhawkins.com

www.rrhawkins.com